UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2019

RIGHT ON BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55704	45-1994478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 Century Park East Suite 220

LOS ANGELES, CA 90067

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: 424-259-3521

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

Right on Brands Inc signs Exclusive Distribution Deal with South Florida Budweiser Distributor for CBD Based ENDO Brands Products.

Double Eagle Distribution, Inc. has agreed to carry and distribute the entire CBD based ENDO Brands product line in return for an exclusive distribution agreement for Broward and Palm counties in the state of Florida.

Double Eagle Distributing, Inc. was formed in 1984 and services portions of Broward and Palm Beach counties. The company distributes over 1,000 alcoholic and non- alcoholic beverage SKUs. Double Eagle has always adhered to the Anheuser-Busch codes of excellence that “Somebody Still Cares About Quality” and “Making Friends Is Our Business.” We believe that excellence is the process of constantly achieving more while maintaining our commitment to principle.

In 2014 Double Eagle was recognized as one of Anheuser-Busch InBev’s top performers and awarded the Ambassador of Excellence gold distinction. This distinction is awarded to the top 5% of Anheuser-Busch wholesalers in the U.S.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned authorized officer.

Right on Brands, Inc.

Date: February 6, 2019	By:	/s/ Dr. Ashok Patel
Dr. Ashok Patel, CEO

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